SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2003

MILLER EXPLORATION COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	0-23431	38-3379776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3104 Logan Valley Road Traverse City, Michigan		49685
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (231) 941-0004

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Sale of Assets.

On November 26, 2003, Miller Exploration Company (the “Company”) and Edge Petroleum Corporation (“Edge”) announced pursuant to a joint press release, a form of which is attached hereto as Exhibit 99.1, that in connection with the proposed acquisition of the Company by Edge pursuant to the Agreement and Plan of Merger by and among Edge, the Company and a wholly owned subsidiary of Edge, each share of the Company’s common stock which is outstanding at the effective time of the merger would be converted in the right to receive 1.22342 shares of Edge common stock, assuming all conditions to the merger are satisfied.

Item 7.	Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press Release dated November 26, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MILLER EXPLORATION COMPANY (Registrant)

By:	/s/ Deanna L. Cannnon

Deanna L. Cannnon Chief Financial Officer

Date: November 26, 2003

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